UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2021

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On July 12, 2021, FuelCell Energy, Inc. (the “Company”) issued a press release announcing that it has received a favorable ruling in a court case filed in the Court of Chancery in Delaware by POSCO Energy Co., Ltd. (“POSCO Energy”). A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Item 8.01.Other Events.

As previously disclosed, on August 28, 2020, POSCO Energy filed a complaint in the Court of Chancery of the State of Delaware (the “Court”) purportedly seeking to enforce its rights as a stockholder of the Company to inspect and make copies and extracts of certain books and records of the Company pursuant to Section 220 of the Delaware General Corporation Law.  POSCO Energy alleged that it was seeking to inspect these documents for a proper purpose reasonably related to its interests as a stockholder of the Company, including investigating whether the Company’s Board of Directors and its management breached their fiduciary duties of loyalty, due care, and good faith.  POSCO Energy sought an order of the Court permitting POSCO Energy to inspect and copy the demanded books and records, awarding POSCO Energy reasonable costs and expenses, including reasonable attorney’s fees incurred in connection with the matter, and granting such other and further relief as the Court deemed just and proper.

The Company vigorously opposed POSCO Energy’s request on the grounds, among others, that POSCO Energy was not seeking to inspect the Company’s books and records for a proper purpose, but rather that POSCO Energy initiated the legal proceeding to fulfill POSCO Energy’s prior threats to file a series of actions against the Company, to attempt to obtain leverage over the Company and to gain advantage in the previously disclosed pending arbitration filed by the Company against POSCO Energy.

On July 9, 2021, the Court issued a post-trial ruling denying POSCO Energy’s summary statutory demand to inspect the Company’s books and records because POSCO Energy lacks a proper purpose.  The Court held that the totality of the circumstances, including the fact this was the seventh legal action POSCO Energy initiated against the Company within the span of nine months, confirmed that POSCO Energy’s purpose in initiating the books and records demand and filing the complaint was not proper.

The Court is expected to issue a final order of its post-trial ruling in the near future.  The official transcript of the Court’s ruling is not yet available.

Item 9.01.Financial Statements and Exhibits.

(d) The following exhibits are being filed or furnished (as applicable) herewith:

Exhibit No.	Description

99.1	FuelCell Energy, Inc. Press Release dated July 12, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: July 12, 2021	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer and Treasurer